Exhibit 1.01

CONFLICT MINERALS REPORT

This Conflict Minerals Report (“CMR”) for the reporting period of January 1 to December 31, 2017, is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”).

COMPANY BACKGROUND

Huntington Ingalls Industries, Inc. (“HII” or the “Company,” “we,” “us,” or “our”) is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, our Ingalls Shipbuilding segment (“Ingalls”) in Mississippi and Newport News Shipbuilding segment (“Newport News”) in Virginia have built more ships in more ship classes than any other U.S. naval shipbuilder. Our Technical Solutions segment, established in the fourth quarter of 2016, provides a wide range of services to the governmental, energy, and oil and gas markets.

We conduct most of our business with the U.S. Government, principally the Department of Defense. As prime contractor, principal subcontractor, team member or partner, we participate in many high-priority U.S. defense technology programs. Ingalls includes our non-nuclear ship design, construction, repair, and maintenance businesses. Newport News includes all of our nuclear ship design, construction, overhaul, refueling, and repair and maintenance businesses. We also provide a wide range of professional services, including fleet support, integrated mission solutions, nuclear and environmental, and oil and gas services through our Technical Solutions segment.

HII procures a large variety of products from many different suppliers. Some of the products HII procures from suppliers contain conflict minerals, which are also referred to as “3TGs” (“conflict minerals” and “3TGs” are tin, tantalum, tungsten and gold, as more specifically described in and covered by the Securities and Exchange Commission’s regulations and guidance). HII is a downstream purchaser and is a number of steps removed in the supply chain from the mining and smelting of 3TGs. As a result, HII relies on its suppliers to represent whether the products they are supplying to HII contain 3TGs. Additionally, HII does not purchase raw ore or unrefined conflict minerals from mines or smelters and does not purchase products directly from any of the Covered Countries (Democratic Republic of Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola), hereinafter referred to collectively as the “DRC.”

This CMR relates to HII products that were manufactured, or contracted to be manufactured, and delivered to customers during calendar year 2017 and that contain 3TGs. This CMR was not subjected to an independent private sector audit. Statements provided below are made in good faith and reflect the Company’s supplier infrastructure and information obtained to address the Rule.

CONFLICT MINERALS POLICY

HII has adopted a conflict minerals policy and related procedures focused on HII’s commitment to sourcing components and materials from suppliers that share its ethical values and that support compliance with the Securities and Exchange Commission’s regulations, as well as HII’s disclosure obligations related to conflict minerals. HII’s policy is summarized on our website at http://www.huntingtoningalls.com/who-we-are/ethics-compliance/conflict-minerals/. HII does support the sourcing of conflict minerals from the Democratic Republic of Congo or its adjoining countries through smelters that have been certified as “conflict-free.” The conflict minerals policy and related procedures have guided HII’s development of internal systems, supply chain due diligence efforts, and Reasonable Country of Origin Inquiry (“RCOI”).

HII’s efforts related to conflict minerals include: implementing internal policies, procedures, practices, processes and systems designed to obtain information about 3TGs that may be incorporated into HII’s products and their origin; improving transparency through our product supply chain; and, more generally, providing knowledge to and achieving engagement from our suppliers concerning the requisite conflict minerals issues. Additionally, HII belongs to and participates with several professional organizations that devote time and focus to understanding conflict minerals matters and how to appropriately improve and implement processes to better understand and obtain data about the sources of conflict minerals. Through these organizations, HII has supported measures to further educate our supplier base on the Rule and encouraged compliance.

PRODUCTS COVERED AND REPORTING YEAR ACTIVITY

For products completed and delivered by HII in 2017, which included vessels, vessel components, chlorine generator assemblies, and remote operator panels, HII conducted an RCOI as more specifically described below. The results of the RCOI led HII to conduct due diligence with regard to a limited number of suppliers to five of the Company’s business units. The information provided by those suppliers indicated that some 3TGs contained in certain of their products supplied to HII business units may have originated in a Covered Country. As further discussed below in “Information Regarding Country of Origin and Due Diligence Results,” some of these suppliers reported sourcing from smelters that may procure some 3TGs from the DRC, but upon further inquiry HII determined that all such smelters except two have been independently verified by the Responsible Minerals Initiative (“RMI,” which was formerly known as the Conflict Free Sourcing Initiative) to procure 3TGs solely from conflict-free sources that do not support armed conflict in the DRC. Other smelters identified by suppliers are in the process of being audited by RMI to determine if they obtain 3TGs entirely from conflict-free sources, while information about other smelters and the origin of the 3TGs they provide is unknown.

REASONABLE COUNTRY OF ORIGIN INQUIRY

In addition to the efforts described above, HII’s RCOI was designed to determine whether the 3TGs in our relevant products originated in the DRC. In part, HII’s RCOI process included:

•	maintaining a long-term conflict minerals working group comprised of representatives from HII’s operational, compliance, legal and supply chain functions (at both the corporate and business unit levels), as well as external advisors with conflict minerals subject matter expertise;

•	evaluating the Securities and Exchange Commission’s conflict minerals regulations and guidance, adopting policies to support compliance with the regulations, reviewing and updating practices and providing information to suppliers to make them knowledgeable of the Securities and Exchange Commission’s conflict minerals regulations and guidance and, to the extent necessary, developing reasonable interpretations of the regulations and guidance to enable HII to apply the regulations and guidance to our specific operations and industry;

•	providing information to HII’s suppliers about, and linked access to, the Securities and Exchange Commission’s conflict minerals regulations and guidance, as well as other supporting publications and access to the extensive conflict minerals resource center of HII’s third party conflict minerals data vendor;

•	requiring suppliers, as part of the purchase order process, to represent whether their products contain 3TGs and, if so, further requiring the suppliers to provide a completed RMI Conflict Minerals Reporting Template (“CMRT”) or some other form acceptable to us containing information about the type and origin of 3TGs in their products;

•	compiling data from supplier surveys and representations;

•	communicating with, and seeking information from, any major suppliers that did not timely respond to surveys or provided incomplete surveys; and

•	conducting periodic reviews with the Company’s conflict minerals working group and supply chain organizations to understand the data and information submitted by suppliers and additional steps that were taken to seek additional information from suppliers.

In response to HII’s country of origin inquiries, a limited number of HII’s suppliers indicated that, due to a lack of definitive information from their supply chains, certain of their products may contain one or more 3TGs sourced from the DRC. Accordingly, HII believes, based upon the results of its RCOI, that it was appropriate to conduct due diligence measures to obtain additional information, as described below.

DUE DILIGENCE MEASURES

HII has developed due diligence processes that are informed by and track to the Organization for Economic Cooperation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas. These due diligence processes include:

Establish Strong Company Management Systems

•	As noted above, maintaining a conflict minerals working group comprised of representatives from HII’s operational, compliance, legal and supply chain functions (at both the corporate and business unit levels), as well as external advisors with conflict minerals subject matter expertise.

•	Publishing and maintaining a conflict minerals policy and related procedures to address HII’s commitment to comply with the Rule. HII’s policy is summarized on our website at http://www.huntingtoningalls.com/who-we-are/ethics-compliance/conflict-minerals/. HII’s policy and procedures include commitments such as:

•	To the extent practicable, and consistent with our contractual obligations to our customers, refraining from relationships that could knowingly result in:

•	aiding, directly or indirectly, armed groups operating in the DRC through sales of 3TGs; or

•	the willful concealment of information related to the transport of 3TGs from the DRC and their use in manufactured products.

•	Sourcing components and materials from suppliers that share our ethical values. Our procedures outline the requirements to survey our suppliers and obtain necessary details to support compliance with the Rule. The procedures further identify the functional parties within the Company responsible for supporting the Rule and assessing the presence of any inconsistencies associated with supplier survey responses.

•	Educating relevant employees about our conflict minerals program and reporting obligations through a web-based conflict minerals training course or in-person training, as appropriate.

•	Establishing conflict minerals as an element in our corporate annual compliance plan, which covers HII’s risk management of conflict minerals compliance.

•	Selecting and utilizing a third party conflict minerals data vendor to collect and manage CMRT responses from suppliers and verify the accuracy of the data provided.

•	Periodically briefing executive management, including the Chief Financial Officer and the Audit Committee of the Board of Directors, on the conflict minerals requirements and related company activities.

•	Maintaining communications with our supply chain through our corporate conflict minerals website at http://www.huntingtoningalls.com/who-we-are/ethics-compliance/conflict-minerals/, which includes Frequently Asked Questions, links to third party information on conflict minerals, and a link to our grievance mechanism, or OpenLine, as discussed further below.

•	Employing mechanisms for interested persons to voice concerns or grievances, including our pre-existing OpenLine as the tool to capture and track concerns or grievances regarding aspects of the Rule either internally or externally. The OpenLine is available 24 hours a day, seven days a week, and can be accessed through either a phone number or website (1-877-631-0020, https://hii-openline.alertline.com/gcs/welcome).

Identify and Assess Supply Chain Risk

•	Requiring suppliers as part of the purchase order process to represent whether their products contain 3TGs and, if so, further requiring the suppliers to provide our third party conflict minerals data vendor with a completed CMRT or some other form acceptable to us containing information about the type and origin of 3TGs in their products.

•	Including a purchase order clause that requires a supplier to provide an updated survey response to our third party conflict minerals data vendor if the status of any of their product(s) changes prior to final delivery.

•	Identifying suppliers of products to HII that may contain 3TGs and asking our third party conflict minerals data vendor to follow up with non-responsive suppliers to request submission of CMRTs or similar information by a specified date. Where a supplier is unable to provide a CMRT, information on its suppliers of products or components that may require 3TG for their production or functionality is requested by our vendor. Those sub-tier suppliers for whom contact information is obtained, and subsequent tiers of suppliers as needed, are then engaged via email or phone in order to build a chain-of-custody back to the smelter or refiner. If major suppliers do not respond to several e-mail reminders and follow-up phone calls from our vendor, we directly contact those suppliers to obtain CMRTs or other acceptable information about the type and origin of 3TGs in their products.

•	Conducting a targeted self-assessment to identify items with a higher risk of containing 3TGs if no CMRT was submitted by the supplier.

•	Including a purchase order clause that allows HII to either withhold up to 10% of the purchase order price or terminate the purchase order if HII determines that any representation made by the supplier is inaccurate or incomplete in any respect, or if the supplier fails to timely submit the information required by the clause. In 2017, HII found no instances where it was necessary under the purchase order clause to find replacement sources of supply, withhold payments or terminate a supplier relationship.

•	Compiling a list of smelters and refiners in our supply chain that have been identified as 3TG providers using our suppliers’ CMRT responses, with assistance from our third party conflict minerals data vendor. This list is reconciled to the list of smelter facilities designated by RMI’s Responsible Minerals Assurance Process (“RMAP”), and is included in this report as Appendix A.

•	If a smelter or refiner is not recognized by RMI, then HII’s third party conflict minerals data vendor attempts to contact the smelter or refiner directly to gain more information about its sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes the smelter or refiner takes to track the chain-of-custody on the source of its mineral ores.

Design and Implement a Strategy to Respond to Supply Chain Risks

•	Maintaining membership and participation in the National Association of Manufacturers (“NAM”), Aerospace Industries Association (“AIA”) and its conflict minerals working group, and RMI, to stay current on industry “best practices” for conflict minerals due diligence efforts.

•	Supporting, through its membership in RMI, the assessment of whether smelters and refiners have carried out the OECD five step due diligence process for responsible supply chains of 3TG from the DRC.

•	Analyzing supplier responses and evaluating information in a manner designed to provide the Company with a reasonable basis for conclusions disclosed in the 2018 Form SD and this Conflict Minerals Report, including evaluating the raw number of supplier responses and relative dollar values of purchased products represented by such responses, as well as focusing on suppliers relevant to the reporting period.

•	Supporting information-sharing systems within our industry aimed at improving assessment of supplier due diligence in the supply chain of minerals from conflict-affected and high-risk areas, such as comparing smelters and refiners identified by the HII supply chain with the RMAP information.

•	Contacting, through its membership in the AIA and its conflict minerals working group, selected smelters or refiners through a formal letter from the AIA to encourage participation in the RMAP.

•	Providing periodic updates to executive management on any actions taken in response to identified risks associated with conflict minerals in HII’s supply chain.

Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

•	Due to the downstream nature of our business, HII does not have direct relationships with smelters or refiners and therefore does not perform audits of these entities. HII, however, supports third party audits of supply chain due diligence through its membership in RMI, which assesses whether smelters and refiners carry out due diligence in conformance with the OECD guidance, and also conducts audits to confirm the conflict-free status of impacted smelters and refiners.

Report on Supply Chain Due Diligence

•	This Conflict Minerals Report is HII’s public annual report on the due diligence efforts of our supply chain.

•	HII posts this report annually at http://www.huntingtoningalls.com/who-we-are/ethics-compliance/conflict-minerals/.

INFORMATION REGARDING COUNTRY OF ORIGIN AND DUE DILIGENCE RESULTS

As outlined in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the internationally recognized standard on which the Company’s processes are based, we support RMI’s Responsible Minerals Assurance Process, which audits smelters’ and refiners’ due diligence activities. The data on which we relied for certain statements in this report was obtained through our membership in RMI, using the Reasonable Country of Origin Inquiry report for RMI member HUNT.

HII or its third party conflict minerals data vendor engaged with each supplier that suggested possible sourcing of 3TGs from the DRC to obtain further supporting documentation for their statements. These suppliers responded with either (i) conflict minerals disclosure on a company-wide basis in which they were unable to verify whether the specific products sold to HII contained 3TGs sourced from the DRC, or (ii) additional information that indicated the names and locations of known smelters from which their 3TGs may have originated, but without additional information to verify whether the 3TGs in their products sold to HII originated from the DRC, or an indication that their RCOI was ongoing and not yet complete. Appendix A lists the smelters named by those suppliers, but the inclusion of a smelter in Appendix A does not necessarily mean that HII products contain 3TGs processed by that smelter. Comparing the list of those smelters named in Appendix A to the smelter database information maintained by RMI as of May 11, 2018, as well as other publicly-available information, indicated the following:

•	255 of the listed smelters had been audited as part of the RMI initiative and were determined to source their 3TGs solely from either countries other than the DRC or conflict-free sources (“Conformant”);

•	10 of the listed smelters are in the process of arranging for or are being audited to determine if they source their 3TGs solely from either countries other than the DRC or otherwise from conflict-free sources (“Active”);

•	Seven of the listed smelters are designated by RMI as non-conformant to the RMAP audit standard (“Non-conformant”), two of which were identified as sourcing from the DRC prior to ceasing operations;

•	48 of the listed smelters are designated by RMI as not yet participating in the RMAP (“Non-participating”). HII has insufficient information from or about these smelters to understand their sources for 3TGs.

Based on smelter and refiner information provided by suppliers through the CMRT responses, as well as RMI information available to its members, the countries of origin of 3TG associated with smelters and refiners identified in Appendix A are believed to include the countries listed in Appendix B below. While some countries listed in Appendix B are DRC countries, 58 out of the 60 smelters or refiners positively identified as sourcing from those DRC countries have been validated as using DRC conflict-free sourcing practices under the RMAP protocols.

ONGOING EFFORTS

HII is continuing its efforts to:

•	Determine which supplier-provided products contain 3TGs;

•	Obtain additional information from direct suppliers, as well as others in or with knowledge of the supply chain, as to whether their products contain 3TGs and, if so, the origin of those 3TGs, as additional conflict minerals and smelter information becomes available to the supply chain;

•	Communicate knowledge and our expectations to suppliers about the type and level of detailed information needed by HII to understand the origin and source of 3TGs;

•	Remain actively involved in and participate with industry and other groups, including AIA, NAM and RMI, to ascertain best and leading practices and to obtain and share information that may assist in determining whether purchased products contain 3TGs and, if so, the origin of those 3TGs and whether the 3TGs were sourced from conflict-free sources;

•	Support industry efforts to expand participation of smelters and refiners in conflict-free certification programs; and

•	Provide resources and information to non-issuer suppliers about the Securities and Exchange Commission’s conflict minerals reporting requirements, as well as information about RMI and other informative measures designed to educate about the importance of conflict-free sourcing.

APPENDIX A

Listed below are the smelters to which we previously referred in this report.

Mineral	Official Smelter Name	Smelter Location
Gold	Advanced Chemical Company*	United States
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	Brazil
Gold	Argor-Heraeus S.A.*	Switzerland

Mineral	Official Smelter Name	Smelter Location
Gold	Asahi Pretec Corp.*	Japan
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.***	Turkey
Gold	Aurubis AG*	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Gold	Boliden AB*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Caridad***	Mexico
Gold	CCR Refinery—Glencore Canada Corporation*	Canada
Gold	Cendres + Metaux S.A.*	Switzerland
Gold	Yunnan Copper Industry Co., Ltd.***	China
Gold	Chimet S.p.A.*	Italy
Gold	Chugai Mining***	Japan
Gold	Daejin Indus Co., Ltd.*	Korea, Republic of
Gold	Daye Non-Ferrous Metals Mining Ltd.***	China
Gold	DSC (Do Sung Corporation)*	Korea, Republic of
Gold	DODUCO Contacts and Refining GmbH*	Germany
Gold	Dowa*	Japan
Gold	Eco-System Recycling Co., Ltd.*	Japan
Gold	OJSC Novosibirsk Refinery*	Russian Federation
Gold	Refinery of Seemine Gold Co., Ltd.***	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.***	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.***	China
Gold	HeeSung Metal Ltd.*	Korea, Republic of
Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Metals Hong Kong Ltd.*	China
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.***	China
Gold	HwaSeong CJ CO., LTD.***	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Japan Mint*	Japan
Gold	Jiangxi Copper Co., Ltd.*	China
Gold	Asahi Refining USA Inc.*	United States
Gold	Asahi Refining Canada Ltd.*	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Russian Federation
Gold	JSC Uralelectromed*	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	Kazakhmys Smelting LLC***	Kazakhstan

Mineral	Official Smelter Name	Smelter Location
Gold	Kazzinc*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States
Gold	Kojima Chemicals Co., Ltd.*	Japan
Gold	Kyrgyzaltyn JSC*	Kyrgyzstan
Gold	L’azurde Company For Jewelry***	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.***	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.***	China
Gold	LS-NIKKO Copper Inc.*	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.***	China
Gold	Materion*	United States
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	Metalor Technologies (Suzhou) Ltd.*	China
Gold	Metalor Technologies (Hong Kong) Ltd.*	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	Metalor Technologies S.A.*	Switzerland
Gold	Metalor USA Refining Corporation*	United States
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	Mexico
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	Moscow Special Alloys Processing Plant*	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat***	Uzbekistan
Gold	Nihon Material Co., Ltd.*	Japan
Gold	Elemetal Refining, LLC*****	United States
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	Russian Federation
Gold	PAMP S.A.*	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.***	China
Gold	Prioksky Plant of Non-Ferrous Metals*	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX Precinox S.A.*	Switzerland
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	Royal Canadian Mint*	Canada
Gold	Sabin Metal Corp.***	United States
Gold	Samduck Precious Metals*	Korea, Republic of
Gold	SAMWON METALS Corp.***	Korea, Republic of
Gold	Schone Edelmetaal B.V.***	Netherlands
Gold	SEMPSA Joyeria Plateria S.A.*	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.***	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China

Mineral	Official Smelter Name	Smelter Location
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	Great Wall Precious Metals Co., Ltd. of CBPM***	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	China
Gold	Tokuriki Honten Co., Ltd.*	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.***	China
Gold	Torecom*	Korea, Republic of
Gold	Umicore Brasil Ltda.*	Brazil
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United States
Gold	Valcambi S.A.*	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)*	Australia
Gold	Yamakin Co., Ltd.*	Japan
Gold	Yokohama Metal Co., Ltd.*	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	China
Gold	Morris and Watson***	New Zealand
Gold	SAFINA A.S.*	Czech Republic
Gold	Guangdong Jinding Gold Limited***	China
Gold	Umicore Precious Metals Thailand*	Thailand
Gold	Geib Refining Corporation*	United States
Gold	MMTC-PAMP India Pvt., Ltd.*	India
Gold	Republic Metals Corporation*	United States
Gold	KGHM Polska Miedz Spolka Akcyjna**	Poland
Gold	Fidelity Printers and Refiners Ltd.***	Zimbabwe
Gold	Singway Technology Co., Ltd.*	Taiwan
Gold	Al Etihad Gold LLC*	United Arab Emirates
Gold	Emirates Gold DMCC*	United Arab Emirates
Gold	Kaloti Precious Metals***	United Arab Emirates
Gold	Sudan Gold Refinery***	Sudan
Gold	T.C.A S.p.A*	Italy
Gold	Remondis Argentia B.V.**	Netherlands
Gold	Tony Goetz NV****	Belgium
Gold	Korea Zinc Co., Ltd.*	Korea, Republic of
Gold	Marsam Metals*	Brazil
Gold	TOO Tau-Ken-Altyn***	Kazakhstan

Mineral	Official Smelter Name	Smelter Location
Gold	Abington Reldan Metals, LLC****	United States
Gold	SAAMP*	France
Gold	L’Orfebre S.A.**	Andorra
Gold	Italpreziosi*	Italy
Gold	SAXONIA Edelmetalle GmbH*	Germany
Gold	WIELAND Edelmetalle GmbH*	Germany
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	Austria
Gold	AU Traders and Refiners*	South Africa
Gold	GCC Gujrat Gold Centre Pvt. Ltd.***	India
Gold	Sai Refinery***	India
Gold	Universal Precious Metals Refining Zambia***	Zambia
Gold	Modeltech Sdn Bhd**	Malaysia
Gold	Bangalore Refinery**	India
Gold	Kyshtym Copper-Electrolytic Plant ZAO***	Russian Federation
Gold	Morris and Watson Gold Coast***	Australia
Gold	Degussa Sonne / Mond Goldhandel GmbH***	Germany
Gold	Pease & Curren***	United States
Gold	SungEel HiMetal Co., Ltd.*	Korea, Republic of
Gold	Planta Recuperadora de Metales SpA*	Chile
Gold	Safimet S.p.A*	Italy
Gold	State Research Institute Center for Physical Sciences and Technology***	Lithuania
Gold	African Gold Refinery***	Uganda
Gold	NH Recytech Company**	Korea, Republic of
Gold	DS PRETECH Co., Ltd.**	Korea, Republic of
Tantalum	Asaka Riken Co., Ltd.*	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	China
Tantalum	Duoluoshan*****	China
Tantalum	Exotech Inc.*	United States
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited*	China
Tantalum	LSM Brasil S.A.*	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.*	India
Tantalum	Mineracao Taboca S.A.*	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	Japan
Tantalum	NPM Silmet AS*	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	QuantumClean*	United States

Mineral	Official Smelter Name	Smelter Location
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.*	China
Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation
Tantalum	Taki Chemical Co., Ltd.*	Japan
Tantalum	Telex Metals*	United States
Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	D Block Metals, LLC*	United States
Tantalum	FIR Metals & Resource Ltd.*	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	XinXing Haorong Electronic Material Co., Ltd.*	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China
Tantalum	KEMET Blue Metals*	Mexico
Tantalum	H.C. Starck Co., Ltd.*	Thailand
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	Germany
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
Tantalum	H.C. Starck Inc.*	United States
Tantalum	H.C. Starck Ltd.*	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tantalum	Global Advanced Metals Boyertown*	United States
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Kemet Blue Powder*	United States
Tantalum	Resind Industria e Comercio Ltda.*	Brazil
Tantalum	Jiangxi Tuohong New Raw Material*	China
Tantalum	Power Resources Ltd.*	Macedonia, The Former Yugoslav Republic Of
Tantalum	Jiujiang Janny New Material Co., Ltd.*	China
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.***	China
Tin	Alpha*	United States
Tin	CV Gita Pesona*	Indonesia
Tin	PT Aries Kencana Sejahtera*	Indonesia
Tin	PT Premium Tin Indonesia*	Indonesia
Tin	CV United Smelting*	Indonesia
Tin	Dowa*	Japan
Tin	EM Vinto*	Bolivia
Tin	Estanho de Rondonia S.A.***	Brazil
Tin	Fenix Metals*	Poland

Mineral	Official Smelter Name	Smelter Location
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.***	China
Tin	Huichang Jinshunda Tin Co., Ltd.*	China
Tin	Gejiu Kai Meng Industry and Trade LLC*	China
Tin	China Tin Group Co., Ltd.*	China
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Metallic Resources, Inc.*	United States
Tin	Mineracao Taboca S.A.*	Brazil
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Jiangxi New Nanshan Technology Ltd.*	China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	Operaciones Metalurgical S.A.*	Bolivia
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Babel Surya Alam Lestari**	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT DS Jaya Abadi*	Indonesia
Tin	PT Eunindo Usaha Mandiri*	Indonesia
Tin	PT Karimun Mining*	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Panca Mega Persada*	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Refined Bangka Tin*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sumber Jaya Indah*	Indonesia
Tin	PT Timah (Persero) Tbk Kundur*	Indonesia
Tin	PT Timah (Persero) Tbk Mentok*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tommy Utama*	Indonesia
Tin	Rui Da Hung*	Taiwan
Tin	Soft Metais Ltda.*	Brazil
Tin	Thaisarco*	Thailand
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	China
Tin	White Solder Metalurgia e Mineracao Ltda.*	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	China
Tin	Yunnan Tin Company Limited*	China

Mineral	Official Smelter Name	Smelter Location
Tin	CV Venus Inti Perkasa*	Indonesia
Tin	Magnu’s Minerais Metais e Ligas Ltda.*	Brazil
Tin	Melt Metais e Ligas S.A.*	Brazil
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	PT Inti Stania Prima*	Indonesia
Tin	CV Ayi Jaya*	Indonesia
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company****	Viet Nam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company***	Viet Nam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company***	Viet Nam
Tin	CV Dua Sekawan*	Indonesia
Tin	CV Tiga Sekawan*	Indonesia
Tin	An Vinh Joint Stock Mineral Processing Company***	Viet Nam
Tin	Resind Industria e Comercio Ltda.*	Brazil
Tin	Super Ligas***	Brazil
Tin	Metallo Belgium N.V.*	Belgium
Tin	Metallo Spain S.L.U.*	Spain
Tin	PT Bangka Prima Tin*	Indonesia
Tin	PT Sukses Inti Makmur*	Indonesia
Tin	PT Kijang Jaya Mandiri*	Indonesia
Tin	PT Menara Cipta Mulia*	Indonesia
Tin	HuiChang Hill Tin Industry Co., Ltd.*	China
Tin	Gejiu Fengming Metallurgy Chemical Plant*	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	China
Tin	Modeltech Sdn Bhd**	Malaysia
Tin	Gejiu Jinye Mineral Company*	China
Tin	PT Lautan Harmonis Sejahtera*	Indonesia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	China
Tin	PT Bangka Serumpun*	Indonesia
Tin	Pongpipat Company Limited***	Myanmar
Tungsten	A.L.M.T. TUNGSTEN Corp.*	Japan
Tungsten	Kennametal Huntsville*	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China
Tungsten	Global Tungsten & Powders Corp.*	United States
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	China
Tungsten	Japan New Metals Co., Ltd.*	Japan

Mineral	Official Smelter Name	Smelter Location
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China
Tungsten	Kennametal Fallon*	United States
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	Viet Nam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	Viet Nam
Tungsten	Wolfram Bergbau und Hutten AG*	Austria
Tungsten	Xiamen Tungsten Co., Ltd.*	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.***	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.****	China
Tungsten	H.C. Starck Tungsten GmbH*	Germany
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	Viet Nam
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	China
Tungsten	Niagara Refining LLC*	United States
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.**	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.***	China
Tungsten	Hydrometallurg, JSC*	Russian Federation
Tungsten	Unecha Refractory Metals Plant*	Russian Federation
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	China
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippines
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	China
Tungsten	ACL Metais Eireli*	Brazil
Tungsten	Woltech Korea Co., Ltd.*	Korea, Republic of
Tungsten	Moliren Ltd.*	Russian Federation
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.****	China

*	Denotes Conformant smelters
**	Denotes Active smelters
***	Denotes Non-participating smelters
****	Denotes Non-conformant smelters
*****	Denotes a Non-conformant smelter that may have sourced 3TGs from the DRC, but has ceased operations for at least a year

APPENDIX B

Listed below are the countries of origin to which we previously referred in this report:

Mineral	Country
Gold	Benin, Bolivia (Plurinational State of), Burkina Faso, Canada, Chile, Colombia, Ecuador, Eritrea, Ghana, Guatemala, Guinea, Guyana, Honduras, Mali, Nicaragua, Panama, Peru, Russian Federation, Senegal, Togo, United States of America, South Africa

Tantalum	Australia, Bolivia (Plurinational State of), Brazil, Burundi, China, Columbia, DRC, Ethiopia, France, Guinea, Guyana, India, Kazakhstan, Madagascar, Malaysia, Mozambique, Namibia, Nigeria, Russian Federation, Rwanda, Sierra Leone, Thailand, United States of America, Zimbabwe

Tin	Argentina, Australia, Bolivia (Plurinational State of), Brazil, Burundi, China, Colombia, DRC, Germany, Indonesia, Laos, Malaysia, Mongolia, Myanmar, Nigeria, Peru, Portugal, Russian Federation, Rwanda, Thailand, United Kingdom of Great Britain and Northern Ireland, Uganda, Vietnam, Zimbabwe

Tungsten	Australia, Austria, Bolivia (Plurinational State of), Brazil, Burundi, Cambodia, Canada, China, Colombia, DRC, Japan, Mexico, Mongolia, Nigeria, Portugal, Russian Federation, Rwanda, Spain, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Vietnam